                                                                     Exhibit 3.2

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                             A CERTAIN ERROR IN THE
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                               CEPTOR CORPORATION
                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                                 OF DELAWARE ON
                                JANUARY 31, 2005

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

CEPTOR CORPORATION,  a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY:

            1. The name of the corporation is CEPTOR CORPORATION.

            2. That an AMENDED AND  RESTATED  CERTIFICATE  OF  INCORPORATION  OF
               CEPTOR  CORPORATION  was  filed  by the  Secretary  of  State  of
               Delaware on January 31, 2005, and that said certificate  requires correction as permitted by  subsection  (F) of Section 103 of The
               General Corporation Law of the State of Delaware.

            3. The  inaccuracies  of said  certificate  to be  corrected  are as follows:

               Typographical errors.

            4. Article 2(a) of the certificate is corrected to read as follows:

               "The  holders of shares of Series A Preferred  Stock shall not be entitled to receive dividends."

            5. Article 2(b) of the certificate is hereby eliminated

            6. Article 3(b) of the certificate is corrected to read as follows:

               "After  distribution  of the amounts set forth in Article Fourth,
               Section C.3(a) hereof,  the remaining  assets of the  Corporation available for  distribution,  if any, to the  shareholders of the
               Corporation  shall be  distributed  to the  holders  of  Series A
               Preferred  Stock pro rata with the  holders of the Common  Stock, based on the  number of shares of  Common  Stock  into  which the
               Series A Preferred  Stock is convertible  at the conversion  rate then in effect."

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by
William  Pursley,  its Chairman  and Chief  Executive  Officer,  this 1st day of
February, 2005.

                                  By: /s/ William Pursley
                                      ------------------------------------------
                                     Name: William Pursley
                                     Title: Chairman and Chief Executive Officer